Fourth Quarter 2024 FINANCIAL RESULTS February 26, 2025

Forward-Looking Statements. Certain statements contained in this Presentation, other than historical facts, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Lineage operates, and beliefs of, and assumptions made by, the Company and involve uncertainties that could significantly affect Lineage’s financial results. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “possible,” “initiatives,” “measures,” “poised,” “focus,” “seek,” “objective,” “goal,” “vision,” “drive,” “opportunity,” “target,” “strategy,” “expect,” “plan,” “potential,” “potentially,” “preparing,” “projected,” “future,” “tomorrow,” “long-term,” “should,” “could,” “would,” “might,” “help,” “aimed”, or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Presentation. Such statements include, but are not limited to statements about Lineage’s plans, strategies, initiatives, and prospects and statements about its future results of operations, capital expenditures and liquidity, including any future capital-raising initiatives. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation: the risk that we may not be able to complete any anticipated future capital-raising initiatives on the anticipated timing or at all and apply any net proceeds as indicated; general business and economic conditions; continued volatility and uncertainty in the credit markets and broader financial markets, including potential fluctuations in the Consumer Price Index and changes in foreign currency exchange rates; other risks inherent in the real estate business, including customer defaults, potential liability relating to environmental matters, illiquidity of real estate investments, and potential damages from natural disasters; the availability of suitable acquisitions and our ability to acquire those properties or businesses on favorable terms; our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate, integrate and manage diversifying acquisitions or investments; our ability to meet budgeted or stabilized returns on our development and expansion projects within expected time frames, or at all; our ability to manage our expanded operations, including expansion into new markets or business lines; our failure to realize the intended benefits from, or disruptions to our plans and operations or unknown or contingent liabilities related to, our recent and future acquisitions; our failure to successfully integrate and operate acquired or developed properties or businesses; our ability to renew significant customer contracts; the impact of supply chain disruptions, including the impact on labor availability, raw material availability, manufacturing and food production and transportation; difficulties managing an international business and acquiring or operating properties in foreign jurisdictions and unfamiliar metropolitan areas; changes in political conditions, geopolitical turmoil, political instability, civil disturbances, restrictive governmental actions or nationalization in the countries in which we operate; the degree and nature of our competition; our failure to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; continued increases and volatility in interest rates; increased power, labor or construction costs; changes in consumer demand or preferences for products we store in our warehouses; decreased storage rates or increased vacancy rates; labor shortages or our inability to attract and retain talent; changes in, or the failure or inability to comply with, government regulation; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes; our failure to maintain our status as a real estate investment trust for U.S. federal income tax purposes; changes in local, state, federal and international laws and regulations, including related to taxation, tariffs, real estate and zoning laws, and increases in real property tax rates; the impact of any financial, accounting, legal or regulatory issues or litigation that may affect us, and any other risks discussed in the Company’s filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2024. Should one of more of the risks or uncertainties described above occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Forward-looking statements in this Presentation speak only as of the date of this Presentation, and undue reliance should not be placed on such statements. We undertake no obligation to, nor do we intend to, update, or otherwise revise, any such statements that may become untrue because of subsequent events. While the forward-looking statements are considered reasonable by the Company, they are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and cannot be predicted with accuracy and may not be realized. There can be no assurance that the forward-looking statements can or will be attained or maintained. Actual operating results may vary materially from the forward-looking statements included in this Presentation. The forward-looking statements included in this Presentation have been included for purposes of illustration only, and no assurance can be given that the actual results will correspond with the results contemplated in the forward-looking statements. Market Data. We use market data throughout this Presentation that has generally been obtained from external, independent, and publicly available information and industry publications. None of Lineage, its affiliates, advisers, or representatives have verified such independent sources. Accordingly, neither the Company nor any of its affiliates, advisers or representatives make any representations as to the accuracy or completeness of that data or to update such data after the date of this presentation. Such data involves risk and uncertainties and are subject to change based on various factors. Capacity and market share data provided by the Global Cold Chain Alliance, or GCCA, reflects capacity of companies that report to GCCA. North American GCCA data includes GCCA’s estimate of capacity owned and operated by U.S. customers themselves based on data from U.S. Department of Agriculture surveys. Global GCCA data also reflects GCCA’s estimate of capacity of companies that do not report to GCCA. Non-GAAP Measures. This Presentation includes certain financial information that is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Such non-GAAP financial measures should not be considered alternatives to net income as a performance measure or cash flows from operations as reported on Lineage’s statement of cash flows as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. You should be aware that Lineage’s presentation of these and other non-GAAP financial measures in this Presentation may not be comparable to similarly-titled measures used by other companies. We caution investors not to place undue reliance on such non‐GAAP measures, but instead to consider them with the most directly comparable GAAP measures. Non‐GAAP financial measures have limitations as analytical tools and should not be considered in isolation. These non‐GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Lineage believes that in addition to using GAAP results, non-GAAP financial measures can provide meaningful insight in evaluating the Lineage's financial performance and the effectiveness of its business strategies. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix to this Presentation. Safe Harbor Statement 2

2024 Highlights

- Largest REIT IPO of all time, **raising $5.1B**
  - Used net proceeds to reduce leverage and achieve investment grade credit ratings
- **Grew adjusted EBITDA +4%** and **AFFO per share +6%** on flat revenue
  - Continued trend of margin expansion driven by focus on operational efficiency
- Initiated dividend at **$2.11 annualized rate**
- **Same WH physical occupancy of 78.4%** despite market challenges, benefitting from strategic locations and high levels of customer service
- Deployed **$760M** of growth capital; **~$350M** in M&A, **~$410M** in development projects
  - Multiple accretive acquisitions; opened state-of-the-art, automated Hazleton, PA facility

Grand Opening – Hazleton, PA


VISITORS ENTRANCE

Hazleton, PA – November 5, 2024

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Building Momentum into 2025

Fresh and Frozen Food Market

- Globally, fresh and frozen food remains a growing segment with **long-term tailwinds;** vast majority requires temperature-controlled warehousing

Lineage Operational Advantage

- Strategically built network and unrivaled technology position Lineage as the **global leader in the cold chain**
- Continue to benefit from labor productivity gains, lean operational excellence, and energy management initiatives
- **LinOS**, our proprietary warehouse execution technology, showing **strong initial results in pilot programs** as we look to transform warehouse operations

2025 Market Outlook

- **Market has stabilized** after 2 years of unusual volatility driven by inventory rebalancing
  - Inventory levels remained elevated in the 1H 2024 and stabilized in 2H 2024 (albeit at a historically low level)
- Assuming normal seasonality in 2025 with easing comps in 2H 2025

2025 Lineage Guidance

- Adj. EBITDA: **$1,350M-$1,400M**
- AFFO per share: **$3.40-$3.60**
- Capacity for **$1.5B+[1] of capital deployment** with exciting pipeline of opportunities; not included in 2025 guidance

1. Excluded from 2025 Guidance.

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Q4 2024 Financial Results 5 Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share $271 $305 $335 Q4 22 Q4 23 Q4 24 20.4% 22.9% 25.0% Q4 22 Q4 23 Q4 24 $0.48 $0.83 Q4 23 Q4 24 Q4 2024 2yr total: +460bps Q4 2024 2yr CAGR: +11% Q4 2024 +73% vs PY $1,328 $1,334 $1,339 Q4 22 Q4 23 Q4 24 Q4 2024 2yr CAGR: flat flatflatYoY growth +210bps+250bpsYoY growth +10%+13%YoY growth

FY 2024 Financial Results 6 $1,074 $1,278 $1,329 2022 2023 2024 $3.09 $3.29 2023 2024 21.8% 23.9% 24.9% 2022 2023 2024 $4,928 $5,342 $5,340 2022 2023 2024 2024 2yr CAGR: +4% 2024 2yr total: +310bps 2024 2yr CAGR: +11% 2024 +6% vs PY flat+8%YoY growth +100bps+210bpsYoY growth +4%+19%YoY growth Total Revenue ($M) Adjusted EBITDA ($M) Adjusted EBITDA Margin AFFO per share

1. As reported. 7 2024 Highlights • Continued NOI margin expansion; +390bps vs 2022 o Labor productivity improvement and strong operational execution driving margin expansion • +7.4% average Same WH NOI growth over last two years 2025 Segment Outlook • Segment NOI growth: o +4%-6%, constant currency o +3%-5%, as reported • Same WH NOI growth: o +2%-5%, constant currency o +1%-4%, as reported • Continue to benefit from productivity, technology and energy initiatives • Outlook assumes stable market (no meaningful improvement) with normal seasonality; elevated inventory levels stabilized after 1H 2024 • Well-positioned for strong operating leverage on incremental growth Global Warehousing Segment $M 39.1% margin 39.5% margin 35.6% margin 2yr CAGR +6% 2yr CAGR +12% +2%+24%YoY growth+1%+12%YoY growth Total Segment $3,432 $3,857 $3,887 2022 2023 2024 Revenue $1,221 $1,508 $1,534 2022 2023 2024 NOI Same Warehouse Details for 2024 Pool 2023 2024 Same WH NOI Growth1 15.3% (0.6)% Physical Occupancy 81.3% 78.4% Economic Occupancy 87.5% 84.7% Throughput Pallets 45.5M 44.8M

8 Global Integrated Solutions Segment $1,496 $1,485 $1,453 Revenue 2022 2023 2024 $M Total Segment $234 $244 $231 NOI 2022 2023 2024 16.4% margin 15.9% margin 15.6% margin (2)%(1)%YoY growth (5)%+4%YoY growth 2024 Highlights • Increased adoption of GIS services by Global Warehousing customers to benefit from strength of Lineage network • Soft transportation demand environment persisted 2025 Segment Outlook • Segment NOI growth: +5%-10% o Driven by new wins as customers leverage our unique network and suite of services

Total debt outstanding of $5.0B • ~3.8 years remaining weighted average term • Weighted average interest rate of 2.7% Total debt and debt-like-obligations of $6.7B • Leverage ratio of 4.9x 9 Capital Structure Update As of 12/31/2024 Total Debt $4,976 Debt-like Obligations $1,729 Gross Debt $6,705 Cash and Equivalents ($173) Net Debt $6,532 YTD Adj. EBITDA $1,329 Net Debt/ Adj. EBITDA 4.9x $M Net Debt to Adjusted EBITDA 2025 Total Capital Deployment Potential $1.5B+ from Available Cash and Debt Capacity Balance Sheet Total liquidity of ~$1.8B: • $173M in available cash • ~$1.7B capacity on revolving credit facility Liquidity

10 2025 Guidance See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 2025 Guidance Range Comments Adjusted EBITDA ($M) $1,350 - $1,400 +2% - 5% YoY AFFO per share $3.40 - $3.60 +3% - 9% YoY Total AFFO of $875-$925M Note: Guidance excludes the impact of unannounced future acquisitions or developments Additional Modeling Support ($M) Range Interest expense, net $250 - $270 Income tax expense, current $35 - $45 Recurring maintenance capex $190 - $205 Adjusted diluted weighted average common shares outstanding ~257m

11 Strong Momentum Entering 2025 – Our Growth Flywheel 1. Excluded from 2025 Guidance. Compounding growth to drive shareholder value Increasing NOI and Same Warehouse Growth Yields Additional Investment Capacity Accretive Capital Deployment in Development Projects and M&A Supports Future NOI Growth Market environment has stabilized after period of inventory rebalancing Lean processes and innovative technology enable productivity gains and sustainable growth Investment grade balance sheet with $1.5B+ 2025 capacity1 Annualized dividend rate of $2.11 per share Future Incremental NOI of +$100M from recently completed and in-process developments Attractive pipeline of M&A and development opportunities Strong Cash Flow and Tax-Efficient REIT Structure Creates Efficient Cost of Capital

Supplemental Financial and Operating Data 12

Global Warehouse Segment - Total

CONSOLIDATED FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended December 31,		
(in millions except revenue per pallet)	2024	2023	Change	2024	2023	Change
Warehouse storage	$508	$526	(3.4)%	$2,042	$2,071	(1.4)%
Warehouse services	472	449	5.1%	1,845	1,786	3.3%
Total global warehousing segment revenues	**$980**	**$975**	**0.5%**	**$3,887**	**$3,857**	**0.8%**
Power	$53	$48	10.4%	$208	$204	2.0%
Labor[1]	355	360	(1.4)%	1,417	1,402	1.1%
Other warehouse costs[2]	190	193	(1.6)%	728	743	(2.0)%
Total global warehousing segment cost of operations	**$598**	**$601**	**(0.5)%**	**$2,353**	**$2,349**	**0.2%**
Global warehousing segment NOI	**$382**	**$374**	**2.1%**	**$1,534**	**$1,508**	**1.7%**
Total global warehousing segment margin	39.0%	38.4%	60 bps	39.5%	39.1%	40 bps
Number of warehouse sites	469	463		469	463	
Warehouse storage[3]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	8,339	8,525	(2.2)%	8,175	8,292	(1.4)%
Economic occupancy percentage	83.9%	87.2%	(330) bps	83.1%	86.0%	(290) bps
Storage revenue per economic occupied pallet	$60.99	$61.75	(1.2)%	$249.82	$249.59	0.1%
Average physical occupancy						
Average physical occupied pallets (in thousands)	7,764	7,897	(1.7)%	7,569	7,716	(1.9)%
Average physical pallet positions (in thousands)	9,935	9,776	1.6%	9,836	9,642	2.0%
Physical occupancy percentage	78.1%	80.8%	(270) bps	77.0%	80.0%	(300) bps
Storage revenue per physical occupied pallet	$65.50	$66.66	(1.7)%	$269.82	$268.20	0.6%
Warehouse services[3]						
Throughput pallets (in thousands)	13,334	13,165	1.3%	52,573	51,601	1.9%
Warehouse services revenue per throughput pallet	$32.46	$31.21	4.0%	$32.17	$31.73	1.4%

1. Labor cost of operations excludes $1 million of stock-based compensation expense for the year ended December 31, 2024.
2. Includes real estate rent expense of $24 million and $25 million for the three months ended December 31, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $6 million and $5 million for the three months ended December 31, 2024 and 2023, respectively. Includes real estate rent expense of $99 million and $96 million for the years ended December 31, 2024 and 2023, respectively; and non-real estate rent expense (equipment lease and rentals) of $18 million and $21 million for the years ended December 31, 2024 and 2023, respectively.
3. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Same Warehouse

SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended December 31,		
(in millions except revenue per pallet)	2024	2023	Change	2024	2023	Change
Warehouse storage	$439	$453	(3.1)%	$1,760	$1,816	(3.1)%
Warehouse services	398	389	2.3%	1,584	1,574	0.6%
Total same warehouse revenues	**$837**	**$842**	**(0.6)%**	**$3,344**	**$3,390**	**(1.4)%**
Power	$45	$42	7.1%	$177	$177	—%
Labor	303	312	(2.9)%	1,223	1,232	(0.7)%
Other warehouse costs	160	163	(1.8)%	607	636	(4.6)%
Total same warehouse cost of operations	**$508**	**$517**	**(1.7)%**	**$2,007**	**$2,045**	**(1.9)%**
Same warehouse NOI	**$329**	**$325**	**1.2%**	**$1,337**	**$1,345**	**(0.6)%**
Total same warehouse margin	39.3%	38.6%	70 bps	40.0%	39.7%	30 bps
Number of warehouse sites	409	409		409	409	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	7,121	7,340	(3.0)%	7,033	7,268	(3.2)%
Economic occupancy percentage	86.0%	88.4%	(240) bps	84.7%	87.5%	(280) bps
Storage revenue per economic occupied pallet	$61.56	$61.64	(0.1)%	$250.21	$249.84	0.1%
Average physical occupancy						
Average physical occupied pallets (in thousands)	6,646	6,799	(2.3)%	6,510	6,747	(3.5)%
Average physical pallet positions (in thousands)	8,280	8,305	(0.3)%	8,302	8,303	—%
Physical occupancy percentage	80.3%	81.9%	(160) bps	78.4%	81.3%	(290) bps
Storage revenue per physical occupied pallet	$65.96	$66.54	(0.9)%	$270.30	$269.13	0.4%
Warehouse services[1]						
Throughput pallets (in thousands)	11,220	11,300	(0.7)%	44,754	45,489	(1.6)%
Warehouse services revenue per throughput pallet	$32.34	$31.52	2.6%	$32.30	$31.73	1.8%

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Non-Same Warehouse

NON-SAME WAREHOUSE FINANCIAL PERFORMANCE

	Three Months Ended December 31,			Year Ended December 31,		
(in millions except revenue per pallet)	2024	2023	Change	2024	2023	Change
Warehouse storage	$69	$73	(5.5)%	$282	$255	10.6%
Warehouse services	74	60	23.3%	261	212	23.1%
Total non-same warehouse revenues	**$143**	**$133**	**7.5%**	**$543**	**$467**	**16.3%**
Power	$8	$6	33.3%	$31	$27	14.8%
Labor	52	48	8.3%	194	170	14.1%
Other warehouse costs	30	30	—%	121	107	13.1%
Total non-same warehouse cost of operations	**$90**	**$84**	**7.1%**	**$346**	**$304**	**13.8%**
Non-same warehouse NOI	**$53**	**$49**	**8.2%**	**$197**	**$163**	**20.9%**
Total non-same warehouse margin	37.1%	36.8%	30 bps	36.3%	34.9%	140 bps
Number of warehouse sites	60	54		60	54	
Warehouse storage[1]						
Average economic occupancy						
Average occupied economic pallets (in thousands)	1,218	1,185	2.8%	1,142	1,024	11.5%
Economic occupancy percentage	73.6%	80.6%	(700) bps	74.4%	76.5%	(210) bps
Storage revenue per economic occupied pallet	$57.65	$62.45	(7.7)%	$247.41	$247.87	(0.2)%
Average physical occupancy						
Average physical occupied pallets (in thousands)	1,118	1,098	1.8%	1,059	970	9.2%
Average physical pallet positions (in thousands)	1,655	1,471	12.5%	1,534	1,339	14.6%
Physical occupancy percentage	67.6%	74.6%	(700) bps	69.0%	72.4%	(340) bps
Storage revenue per physical occupied pallet	$62.78	$67.38	(6.8)%	$266.89	$261.77	2.0%
Warehouse services[1]						
Throughput pallets (in thousands)	2,114	1,865	13.4%	7,819	6,112	27.9%
Warehouse services revenue per throughput pallet	$33.09	$29.33	12.8%	$31.42	$31.91	(1.5)%

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Same Warehouse (Q4 2024 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST EIGHT QUARTERS

	Three Months Ended								YoY % Change	
(in millions except revenue per pallet)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024	4Q 2024 vs 4Q 2023	FY 2024 vs FY 2023
Warehouse storage	$453	$456	$454	$453	$442	$440	$439	$439	(3.1) %	(3.1) %
Warehouse services	397	397	391	389	392	394	400	398	2.3 %	0.6 %
Total same warehouse revenues	**$850**	**$853**	**$845**	**$842**	**$834**	**$834**	**$839**	**$837**	**(0.6) %**	**(1.4) %**
Power	$42	$43	$50	$42	$40	$43	$49	$45	7.1 %	— %
Labor	303	307	310	312	307	308	305	303	(2.9) %	(0.7) %
Other warehouse costs	157	159	157	163	151	147	149	160	(1.8) %	(4.6) %
Total same warehouse cost of operations	**$502**	**$509**	**$517**	**$517**	**$498**	**$498**	**$503**	**$508**	**(1.7) %**	**(1.9) %**
Same warehouse NOI	**$348**	**$344**	**$328**	**$325**	**$336**	**$336**	**$336**	**$329**	**1.2 %**	**(0.6) %**
Total same warehouse margin	*40.9 %*	*40.3 %*	*38.8 %*	*38.6 %*	*40.3 %*	*40.3 %*	*40.0 %*	*39.3 %*	*70 bps*	*30 bps*
Number of warehouse sites	409	409	409	409	409	409	409	409		
Warehouse storage[1]										
Average economic occupancy										
Average economic occupied pallets (in thousands)	7,370	7,232	7,130	7,340	7,041	6,997	6,971	7,121		
Economic occupancy percentage	88.8 %	87.1 %	85.9 %	88.4 %	84.7%	84.1%	84.1%	86.0 %		
Storage revenue per economic occupied pallet	$61.47	$63.07	$63.70	$61.64	$62.85	$62.76	$63.07	$61.56		
Average physical occupancy										
Average physical occupied pallets (in thousands)	6,872	6,754	6,563	6,799	6,523	6,443	6,427	6,646		
Average physical pallet positions (in thousands)	8,298	8,308	8,301	8,305	8,316	8,322	8,291	8,280		
Physical occupancy percentage	82.8 %	81.3 %	79.1 %	81.9 %	78.4 %	77.4%	77.5 %	80.3 %		
Storage revenue per physical occupied pallet	$65.92	$67.54	$69.21	$66.54	$67.83	$68.15	$68.41	$65.96		
Warehouse services[1]										
Throughput pallets (in thousands)	11,320	11,420	11,449	11,300	11,024	11,255	11,255	11,220		
Warehouse services revenue per throughput pallet	$32.25	$31.90	$31.24	$31.52	$32.62	$31.88	$32.38	$32.34		

Note: Same Warehouse figures based on the 2024 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Warehouse Segment – Same Warehouse (2025 Pool)

SAME WAREHOUSE FINANCIAL PERFORMANCE - LAST FOUR QUARTERS (2025 POOL)

	Three Months Ended			
(in millions except revenue per pallet)	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Warehouse storage	$483	$480	$479	$479
Warehouse services	430	433	441	439
Total same warehouse revenues	**$913**	**$913**	**$920**	**$918**
Power	$44	$46	$54	$49
Labor	336	338	334	333
Other warehouse costs	167	162	164	173
Total same warehouse cost of operations	**$547**	**$546**	**$552**	**$555**
Same warehouse NOI	**$366**	**$367**	**$368**	**$363**
Total same warehouse margin	*40.1 %*	*40.2 %*	*40.0 %*	*39.5 %*
Number of warehouse sites	427	427	427	427
Warehouse storage[1]				
Average economic occupancy				
Average economic occupied pallets (in thousands)	7,671	7,635	7,598	7,812
Economic occupancy percentage	83.6 %	83.2 %	83.0 %	85.5 %
Storage revenue per economic occupied pallet	$63.00	$62.82	$63.09	$61.35
Average physical occupancy				
Average physical occupied pallets (in thousands)	7,109	7,041	6,977	7,263
Average physical pallet positions (in thousands)	9,173	9,182	9,158	9,134
Physical occupancy percentage	77.5 %	76.7 %	76.2 %	79.5 %
Storage revenue per physical occupied pallet	$67.97	$68.12	$68.70	$66.00
Warehouse services[1]				
Throughput pallets (in thousands)	12,109	12,406	12,400	12,360
Warehouse services revenue per throughput pallet	$32.54	$31.80	$32.31	$32.36

Note: Same Warehouse figures based on the 2025 Same Store asset pool.

1. Warehouse storage and warehouse services metrics exclude managed sites.

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Global Integrated Solutions Segment 181. Includes railcar leasing. Three Months Ended December 31, Year Ended December 31, (in millions) 2024 2023 Change 2024 2023 Change Global Integrated Solutions segment revenues $359 $359 —% $1,453 $1,485 (2.2)% Global Integrated Solutions cost of operations1 $306 $295 3.7% $1,222 $1,241 (1.5)% Global Integrated Solutions segment NOI $53 $64 (17.2)% $231 $244 (5.3)% Global Integrated Solutions margin 14.8% 17.8% (300) bps 15.9% 16.4% (50) bps CONSOLIDATED FINANCIAL PERFORMANCE Global Integrated Solutions Breakdown Transportation1, 60% Food Service & Redistribution, 30% Direct-to- Consumer, 10% YTD Revenue 1. Labor cost of operations excludes stock based compensation expense of $2 million for the three months and year ended December 31, 2024.

Greenfield and Expansion Projects

Greenfield and Expansion Projects Completed Within The Last 36 Months and in Process

Project Vintage (Months)	Project Count	Square Feet (in millions)	Cubic Feet (in millions)	Pallet Positions (in thousands)	Total Cost (in millions)[1]	Remaining Spend (in millions)[2]	LTM NOI (in millions)	Estimated Stabilized NOI (in millions)	Stabilized NOI Achieved[3]	Estimated Stabilized ROIC[4]
25-36	11	1.2	81	258	$359	$0	$33	$34	95%	9%
13-24	8	1.5	71	206	391	0	21	48	44%	12%
1-12	4	0.6	37	115	281	2	(8)	28	(28%)	10%
1-36	**23**	**3.3**	**189**	**579**	**$1,031**	**$2**	**$46**	**$110**	**41%**	**11%**
In Process	**6**	**0.7**	**35**	**136**	**$312**	**$112**	**($1)**	**$35**	**0%**	**11%**
Total	**29**	**4.0**	**224**	**715**	**$1,343**	**$114**	**$45**	**$146**	**31%**	**11%**

Incremental NOI from Greenfield and Expansion Projects

Estimated Stabilized NOI		LTM NOI Achieved		Incremental NOI
$146M	-	$45M	=	$101M

Notes: Values expressed in millions unless otherwise stated. Totals may not sum due to rounding. As of December 31, 2024.

1. Total Cost is actual capex spend in addition to any forecasted capex spend subsequent to Go Live for projects that have gone live. Does not include third party costs.
2. Remaining Spend is total project cost less actual spend to date.
3. Percentage of last twelve months revenue less operating expenses divided by stabilized revenue less operating expenses.
4. Defined as stabilized revenue less operating expenses divided by total cost.

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Debt Summary

DEBT DETAIL

(in millions)	Balance	Contracted Interest Rate	Stated Maturity Date[1]
	As of December 31, 2024		
Unsecured Revolving Credit Facility[2]	$1,772	SOFR + 0.925%	2/15/2029
Unsecured Term Loan – Floating	1,000	SOFR + 0.925%	2/15/2029
Total Unsecured Loans	**$2,772**		
Private Placement (USD Tranches) – Series A and B	675	2.39%	Various
Private Placement (EUR Tranches) – Series C, D, G, H and I	645	2.06%	Various
Private Placement (GBP Tranches) – Series E and F	345	2.05%	Various
Fuentes	17	Various	Various
Total Unsecured Notes	**$1,682**		
Polar Chicago Real Estate	20	4.30%	6/6/2025
PFS Westfield Real Estate	20	4.78%	12/11/2026
Total CMBS	**$40**		
Every Bear	228	4.51%	10/10/2028
Richland (Incl. Expansion)	163	4.10%	1/1/2026
Cool Port	81	SOFR + 1.77%	3/5/2029
Other	9	Various	Various
Total Other Real Estate Secured Debt	**$481**		
Equipment Financing	1		Various
Total Debt	**$4,976**		
Current Portion Long-Term Debt	(56)		
Deferred Financing Costs	(13)		
Below-Market Debt	(4)		
Above-Market Debt	3		
Total Long-Term Debt, Net	**$4,906**		
Current Portion Long-Term Debt	56		
Total Debt, Net	**$4,962**		
Finance Lease Obligations	1,414		
Failed sale-leaseback financing obligations	68		
Kloosterboer preference shares	247		
Total Debt and Debt-Like Obligations	**$6,691**		
Deferred Financing Costs	13		
Above/Below Market Debt, Net	1		
Gross Debt	**$6,705**		
Less: Money Market Fund	(106)		
Less: Remaining Available Cash and Cash Equivalent	(67)		
Net Debt	**$6,532**		

Lineage

1. Stated maturity dates assume the exercise of extension options.
2. RCF interest rate is inclusive of the 0.15% facility fee which is applied to the full $3.5 billion capacity.

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DEBT COMPOSITION Debt Summary 21Note: As of December 31, 2024. USD $3,723 75% Other 1,253 25% Secured $522 10% Unsecured $4,454 90% Fixed $2,123 43% Floating - Unhedged $353 7% Floating - Hedged $2,500 50% Fixed vs Floating Secured vs Unsecured By Currency $M $M $M $M $1,772 $1,000 $621 $539 $115 $314 $160 $228 $56 $782 $87 $768 $2,969 $314 2025 2026 2027 2028 2029 2030+ Revolver Term Loan A Other Unsecured Debt Real Estate Secured Debt Equipment Financing Other Secured Debt Debt Maturity

INTEREST EXPENSE SUMMARY Debt Summary 22 1. Stated maturity dates assume the exercise of extension options. Interest Expense (in millions) Current Rate Maturity1 Q4 2024 Revolver S + 10bps + 0.925% 2/15/2029 $ 25 Term Loan A S + 10bps + 0.925% 2/15/2029 15 Private Placement Notes Various Various 9 Oakland Cool Port Financing S + 1.76% 5/5/2029 1 Other Debt Various Various 9 Total Gross Interest Expense $ 59 Gain on hedge instruments (21) Capitalized interest (2) Interest income (3) Amortization of deferred financing costs and other financing fees 4 Finance lease liabilities interest 24 Interest Expense, net $ 61

Capital Expenditures and Acquisitions

RECURRING MAINTENANCE CAPITAL EXPENDITURES

(in millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YoY Change
Global warehousing	$57	$20	$34	$38	$57	—%
Global integrated solutions	$9	$5	$4	$1	$11	22.2%
Information technology and other	$22	$5	$10	$6	$4	(81.8)%
Recurring maintenance capital expenditures	**$88**	**$30**	**$48**	**$45**	**$72**	**(18.2)%**

INTEGRATION CAPITAL EXPENDITURES

(in millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YoY Change
Global warehousing	$15	$8	$10	$14	$33	120.0%
Global integrated solutions	$1	$–	$1	$–	$2	100.0%
Information technology and other	$–	$9	$4	$5	$8	n.m.
Integration capital expenditures	**$16**	**$17**	**$15**	**$19**	**$43**	**168.8%**

EXTERNAL GROWTH CAPITAL EXPENDITURES, EXCLUDING ACQUISITIONS

(in millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YoY Change
Greenfield and expansion expenditures	$47	$36	$95	$66	$73	55.3%
Energy and economic return initiatives	$19	$22	$25	$24	$18	(5.3)%
Information technology transformation and growth initiatives	$19	$12	$15	$23	$5	(73.7)%
External growth capital investments	**$85**	**$70**	**$135**	**$113**	**$96**	**12.9%**

TOTAL CAPITAL EXPENDITURES AND ACQUISITIONS

(in millions)	Q4 2023	Q1 2024	Q2 2024	Q3 2024	Q4 2024	YoY Change
Recurring maintenance capital expenditures	$88	$30	$48	$45	$72	(18.2)%
Integration capital expenditures	$16	$17	$15	$19	$43	168.8%
External growth capital investments	$85	$70	$135	$113	$96	12.9%
Total capital expenditures	**$189**	**$117**	**$198**	**$177**	**$211**	**11.6%**
Acquisitions, including equity issued and net of cash acquired and adjustments	$265	$59	$14	$40	$233	(12.1)%
Total capital expenditures and acquisitions	**$454**	**$176**	**$212**	**$217**	**$444**	**(2.2)%**

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Repair and Maintenance Expenses 24 (in millions) Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 YoY Change Global warehousing $39 $33 $36 $40 $35 (10.3)% Global integrated solutions $17 $14 $13 $13 $14 (17.6)% Repair and maintenance expenses $56 $47 $49 $53 $49 (12.5)%

HISTORICAL UTILIZATION AND MINIMUM STORAGE GUARANTEES Global Warehouse Segment 25 80.4% 76.8% 77.8% 77.3% 76.7% 77.2% 79.1% 83.4% 81.9% 79.8% 77.7% 80.8% 77.6% 76.6% 75.4% 78.1% 84.5% 81.1% 82.6% 81.3% 80.2% 81.0% 83.7% 87.7% 87.3% 85.1% 84.3% 87.2% 83.6% 82.9% 82.0% 83.9% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Physical Utilization Economic Utilization Average Economic and Physical Occupancy in Our Global Warehousing Segment 41.8% 43.5% 43.9% 44.0% Q1 2024 Q2 2024 Q3 2024 Q4 2024 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% Contracts with Minimum Storage Guaranteed & Lease Revenue (as % of Rent and Storage Revenue)

HISTORICAL SAME WAREHOUSE NOI GROWTH – AS REPORTED Global Warehouse Segment 261. As reported. Same Warehouse NOI – 2-Year Trend1 Q1 Q2 Q3 Q4 FY 2023 22.5% 19.0% 11.0% 9.0% 15.3% 2024 (2.9)% (2.3)% 2.4% 1.2% (0.6)% 2-Year Average 9.8% 8.4% 6.7% 5.1% 7.4%

Consolidated Balance Sheets 27 (in millions, except par values) December 31, 2024 December 31, 2023 Assets Current assets: Cash and cash equivalents $ 173 $ 68 Restricted cash 2 3 Accounts receivable, net 826 913 Inventories 187 171 Prepaid expenses and other current assets 97 101 Total current assets 1,285 1,256 Non-current assets: Property, plant, and equipment, net 10,627 10,571 Finance lease right-of-use assets, net 1,254 1,243 Operating lease right-of-use assets, net 627 724 Equity method investments 124 113 Goodwill 3,338 3,394 Other intangible assets, net 1,127 1,280 Other assets 279 290 Total assets $ 18,661 $ 18,871 Liabilities, Redeemable Noncontrolling Interests, and Equity Current liabilities: Accounts payable and accrued liabilities $ 1,220 $ 1,137 Accrued dividends and distributions 134 110 Deferred revenue 83 94 Current portion of long-term debt, net 56 24 Total current liabilities 1,493 1,365 Non-current liabilities: Long-term finance lease obligations 1,249 1,305 Long-term operating lease obligations 605 692 Deferred income tax liability 304 370 Long-term debt, net 4,906 8,958 Other long-term liabilities 410 159 Total liabilities 8,967 12,849 Commitments and contingencies (Note 20) Redeemable noncontrolling interests 43 349 Stockholders’ equity: Common stock, $0.01 par value per share – 500 authorized shares; 228 issued and outstanding at December 31, 2024 and 162 issued and outstanding at December 31, 2023 2 2 Additional paid-in capital - common stock 10,764 5,961 Series A preferred stock, $0.01 par value per share – 100 authorized shares; no issued and outstanding shares at December 31, 2024 and less than 1 issued and outstanding shares, with an aggregate liquidation preference of $1 at December 31, 2023 - 1 Retained earnings (accumulated deficit) (1,855) (879) Accumulated other comprehensive income (loss) (273) (34) Total stockholders’ equity 8,638 5,051 Noncontrolling interests 1,013 622 Total equity 9,651 5,673 Total liabilities, redeemable noncontrolling interests, and equity $ 18,661 $ 18,871

Consolidated Statements of Income 28 Year Ended December 31, 2024 2023 2022 (in millions, except per share amounts) Net revenues $ 5,340 $ 5,342 $ 4,928 Cost of operations 3,578 3,590 3,473 General and administrative expense 539 502 399 Depreciation expense 659 552 480 Amortization expense 217 208 198 Acquisition, transaction, and other expense 651 60 66 Restructuring, impairment, and (gain) loss on disposals 57 32 15 Total operating expense 5,701 4,944 4,631 Income from operations (361) 398 297 Other income (expense): Equity income (loss), net of tax (6) (3) - Gain (loss) on foreign currency transactions, net (25) 4 (24) Interest expense, net (430) (490) (347) Gain (loss) on extinguishment of debt (17) - 2 Other nonoperating income (expense), net (1) (19) 2 Total other income (expense), net (479) (508) (367) Net income (loss) before income taxes (840) (110) (70) Income tax expense (benefit) (89) (14) 6 Net income (loss) (751) (96) (76) Less: Net income (loss) attributable to noncontrolling interests (87) (19) (13) Net income (loss) attributable to Lineage, Inc. $ (664) $ (77) $ (63) Other comprehensive income (loss), net of tax: Unrealized gain (loss) on foreign currency hedges and interest rate hedges (60) (87) 172 Foreign currency translation adjustments (207) 88 (221) Comprehensive income (loss) (1,018) (95) (125) Less: Comprehensive income (loss) attributable to noncontrolling interests (115) (21) (16) Comprehensive income (loss) attributable to Lineage, Inc. $ (903) $ (74) $ (109) Basic earnings (loss) per share $ (3.70) $ (0.73) $ (0.51) Diluted earnings (loss) per share $ (3.70) $ (0.73) $ (0.51) Weighted average common shares outstanding: Basic 191 162 152 Diluted 191 162 152

Consolidated Statements of Cash Flows 29 Year Ended December 31, 2024 2023 2022 (in millions) Cash flows from operating activities: Net income (loss) $ (751) $ (96) $ (76) Adjustments to reconcile net income (loss) to net cash provided by operating activities: Provision for credit losses 5 6 5 Impairment of long-lived and intangible assets 98 9 1 Gain on insurance recovery (see Note 20, Commitments and contingencies) (76) - - Loss on sale of a subsidiary (see Note 4, Business combinations, asset acquisitions, and divestitures) - 21 - Depreciation and amortization 876 760 678 (Gain) loss on extinguishment of debt, net 17 - (2) Amortization of deferred financing costs and above/below market debt 19 21 17 Stock-based compensation 215 26 17 (Gain) loss on foreign currency transactions, net 25 (4) 24 Deferred income tax (105) (58) (42) Vesting of Class D interests (see Note 2, Capital structure and noncontrolling interests) 185 - - One-time Internalization expense to Bay Grove (see Note 2, Capital structure and noncontrolling interests) 200 - - Put Options fair value adjustment 31 - - Other operating activities 19 9 4 Changes in operating assets and liabilities (excluding effects of acquisitions): Accounts receivable 64 43 (156) Prepaid expenses, other assets, and other long-term liabilities (29) (12) (53) Inventories (18) 8 (13) Accounts payable and accrued liabilities and deferred revenue (85) 51 84 Right-of-use assets and lease obligations 13 12 13 Net cash provided by operating activities $ 703 $ 796 $ 501 Cash flows from investing activities: Acquisitions, net of cash acquired $ (346) $ (283) $ (1,640) Deposits on pending acquisitions and related refunds, net 3 - 93 Purchase of property, plant, and equipment (691) (766) (813) Proceeds from sale of assets 7 19 4 Proceeds from insurance recovery on impaired long-lived assets 105 - - Investments in Emergent Cold LatAm Holdings, LLC (20) (31) (12) Proceeds from repayment of notes by related parties 15 - - Other investing activity 8 (5) (1) Net cash used in investing activities $ (919) $ (1,066) $ (2,369)

Consolidated Statements of Cash Flows (continued) 30 Year Ended December 31, 2024 2023 2022 (in millions) Cash flows from financing activities: Capital contributions, net of equity raise costs $ - $ 142 $ 942 Issuance of common stock in IPO, net of equity raise costs 4,879 (6) - Dividends and other distributions (234) (46) (180) Redemption of redeemable noncontrolling interests (6) - (56) Repurchase of common shares for employee income taxes on stock-based compensation (46) - - Repurchase of common stock pursuant to Put Option exercise (17) - - Financing fees (45) - (9) Proceeds from long-term debt 2,481 - 946 Repayments of long-term debt and finance leases (7,112) (96) (103) Payment of deferred and contingent consideration liabilities (46) (36) (8) Borrowings on revolving line of credit 4,112 1,431 2,465 Repayments on revolving line of credit (3,512) (1,216) (2,152) Redemption of units issued as stock compensation (2) (12) (8) Redemption of common stock (25) (12) - Redemption of OPEUs (75) - - Settlement of Put Option liability (27) - - Other financing activity (5) (13) 3 Net cash provided by financing activities $ 320 $ 136 $ 1,840 Impact of foreign exchange rates on cash, cash equivalents, and restricted cash - 3 (10) Net increase (decrease) in cash, cash equivalents, and restricted cash 104 (131) (38) Cash, cash equivalents, and restricted cash at the beginning of the period $ 71 $ 202 $ 240 Cash, cash equivalents, and restricted cash at the end of the period $ 175 $ 71 $ 202

Consolidated Statements of Cash Flows (continued) 31 Year Ended December 31, 2024 2023 2022 (in millions) Supplemental disclosures of cash flow information: Cash paid for taxes $ 36 $ 31 $ 74 Cash paid for interest 523 594 354 Noncash activities: Purchases of property, plant, and equipment in Accounts payable and accrued liabilities 118 104 100 Issuance of Put Option liability 103 - - Accrued dividends, distributions, and dividend equivalents 135 109 11 Debt assumed on acquisitions 14 3 35 Equity issued on acquisitions - 6 96 Net deferred and contingent consideration on acquisitions 12 11 30 Equity issued in exchange for redeemable noncontrolling interests - - 10 Redemptions of stock-based compensation not yet paid in cash - - 7 Noncash capital contributions - (3) (7) Noncash common stock issuances 1 - - Equity raise costs 6 - -

32 Appendix: Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 33 Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. 1. NOI Margin is calculated as NOI divided by revenues. 2. Reflects year-over-year growth for each respective period. Year Ended December 31, (in millions) 2022 2023 2024 Net Income (Loss) $(76) $(96) $(751) Stock-based compensation expense in cost of operations — — 3 General and administrative expense 399 502 539 Depreciation expense 480 552 659 Amortization expense 198 208 217 Acquisition, transaction, and other expenses 66 60 651 Restructuring, impairment, and (gain) loss on disposals 15 32 57 Equity (income) loss, net of Tax — 3 6 (Gain) loss on foreign currency transactions, net 24 (4) 25 Interest expense, net 347 490 430 (Gain) loss on extinguishment of Debt (2) — 17 Other nonoperating (income) expense, net (2) 19 1 Income tax expense (benefit) 6 (14) (89) NOI $1,455 $1,752 $1,765 Net revenues $4,928 $5,342 $5,340 NOI Margin1 29.5% 32.8% 33.1% NOI Growth2 20.4% 0.7%

Non-GAAP Reconciliations

NOI RECONCILIATION TO NET INCOME - LAST EIGHT QUARTERS (Q4 2024 Pool)

(in millions)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024	September 30, 2024	December 31, 2024
Net Income (Loss)	**$19**	**$(8)**	**$(50)**	**$(57)**	**$(48)**	**$(80)**	**$(543)**	**$(80)**
Stock-based compensation expense in cost of operations	—	—	—	—	—	—	1	2
General and administrative expense	115	124	122	141	124	127	143	145
Depreciation expense	130	136	137	150	158	164	156	181
Amortization expense	52	52	51	53	53	55	54	55
Acquisition, transaction, and other expenses	11	15	19	15	8	12	592	39
Restructuring, impairment, and (gain) loss on disposals	4	3	4	21	—	15	8	34
Equity (income) loss, net of Tax	—	—	2	1	2	1	—	3
(Gain) loss on foreign currency transactions, net	1	3	5	(13)	11	(2)	(14)	30
Interest expense, net	115	116	126	133	139	148	82	61
(Gain) loss on extinguishment of debt	—	—	—	—	7	—	6	4
Other nonoperating (income) expense, net	—	—	19	—	—	—	(1)	2
Income tax expense (benefit)	(3)	—	(5)	(6)	(10)	7	(45)	(41)
Total segment NOI	**$443**	**$441**	**$430**	**$438**	**$444**	**$447**	**$439**	**$435**
NOI by Segment								
Global warehousing NOI	$386	$381	$367	$374	$385	$384	$383	$382
Global integrated solutions NOI	57	60	63	64	59	63	56	53
Total segment NOI	**$443**	**$441**	**$430**	**$438**	**$444**	**$447**	**$439**	**$435**
Global warehousing NOI								
Same warehouse NOI (Q4 2024 pool)	$348	$344	$328	$325	$336	$336	$336	$329
Non-same warehouse NOI	38	37	39	49	49	48	47	53
Total global warehousing NOI	**$386**	**$381**	**$367**	**$374**	**$385**	**$384**	**$383**	**$382**
Same store warehouses (Q4 2024 pool)	409	409	409	409	409	409	409	409

Notes: Same Warehouse figures based on the Q4 2024 Same Store asset pool. See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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ADJUSTED EBITDA RECONCILIATION TO NET INCOME Non-GAAP Reconciliations 35Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Year Ended December 31, (in millions) 2022 2023 2024 Net Income (loss) $(76) $(96) $(751) Adjustments: Depreciation and amortization expense 678 760 876 Interest expense, net 347 490 430 Income tax expense (benefit) 6 (14) (89) EBITDA $955 $1,140 $466 Adjustments: Net loss (gain) on sale of real estate assets 4 8 10 Impairment write-downs on real estate property — 2 11 Allocation of EBITDAre of noncontrolling interests (5) (3) (1) EBITDAre $954 $1,147 $486 Adjustments: Net (gain) loss on sale of non-real estate assets 5 2 (1) Other nonoperating (income) expense, net (2) 19 1 Acquisition, restructuring, and other 71 73 542 Technology transformation — — 22 (Gain) loss on property destruction — — (51) Interest expense and tax expense from unconsolidated JVs 3 3 5 Depreciation and amortization expense from unconsolidated JVs 4 5 6 (Gain) loss on foreign currency transactions, net 24 (4) 25 Stock-based compensation expense 17 26 215 (Gain) loss on extinguishment of debt (2) — 17 Impairment of intangible assets — 7 63 Allocation adjustments of noncontrolling interests — — (1) Adjusted EBITDA $1,074 $1,278 $1,329 Net revenues $4,928 $5,342 $5,340 Adjusted EBITDA as a % of Revenue 21.8% 23.9% 24.9 % Adjusted EBITDA Growth 19.0% 4.0%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME QTD Non-GAAP Reconciliations 36Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended (in millions) 2022 2023 2024 Net Income (loss) $(18) $(57) $(80) Adjustments: Depreciation and amortization expense $168 $203 $236 Interest expense, net 111 133 61 Income tax expense (benefit) 1 (6) (41) EBITDA $262 $273 $176 Adjustments: Net loss (gain) on sale of real estate assets 4 1 5 Impairment write-downs on real estate property — — 2 Allocation of EBITDAre of noncontrolling interests — (1) 1 EBITDAre $266 $273 $184 Adjustments: Net (gain) loss on sale of non-real estate assets $6 $5 $1 Other nonoperating (income) expense, net — — 2 Acquisition, restructuring, and other 12 23 46 Technology transformation — — 7 (Gain) loss on property destruction — — (47) Interest expense and tax expense from unconsolidated JVs — 1 1 Depreciation and amortization expense from unconsolidated JVs 1 1 1 (Gain) loss on foreign currency transactions, net (18) (13) 30 Stock-based compensation expense 4 7 44 (Gain) loss on extinguishment of debt — — 4 Impairment of intangible assets — 7 63 Allocation adjustments of noncontrolling interests — 1 (1) Adjusted EBITDA $271 $305 $335 Net revenues $1,328 $1,334 $1,339 Adjusted EBITDA as a % of Revenue 20.4% 22.9% 25.0 % Adjusted EBITDA Growth 12.5% 9.8%

ADJUSTED EBITDA RECONCILIATION TO NET INCOME – QTD and YTD Non-GAAP Reconciliations 37Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. Three Months Ended Twelve Months Ended (in millions) March 31, 2024 June 30, 2024 September 30, 2024 December 31, 2024 December 31, 2024 Net Income (loss) $(48) $(80) $(543) $(80) $(751) Adjustments: Depreciation and amortization expense 211 219 210 236 876 Interest expense, net 139 148 82 61 430 Income tax expense (benefit) (10) 7 (45) (41) (89) EBITDA $292 $294 $(296) $176 $466 Adjustments: Net loss (gain) on sale of real estate assets — 3 2 5 10 Impairment write-downs on real estate property — 5 4 2 11 Allocation of EBITDAre of noncontrolling interests (1) — (1) 1 (1) EBITDAre $291 $302 $(291) $184 $486 Adjustments: Net (gain) loss on sale of non-real estate assets (1) (1) — 1 (1) Other nonoperating (income) expense, net — — (1) 2 1 Acquisition, restructuring, and other 9 17 470 46 542 Technology transformation 3 7 5 7 22 (Gain) loss on property destruction — 1 (5) (47) (51) Interest expense and tax expense from unconsolidated JVs — 2 2 1 5 Depreciation and amortization expense from unconsolidated JVs 1 2 2 1 6 (Gain) loss on foreign currency transactions, net 11 (2) (14) 30 25 Stock-based compensation expense 5 6 160 44 215 (Gain) loss on extinguishment of debt 7 — 6 4 17 Impairment of intangible assets — — — 63 63 Allocation adjustments of noncontrolling interests 1 — (1) (1) (1) Adjusted EBITDA $327 $334 $333 $335 $1,329

Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME

(in millions)	Year Ended December 31, 2022	2023	2024
Net Income (loss)	$(76)	$(96)	$(751)
Adjustments:			
Real estate depreciation	292	325	356
In-place lease intangible amortization	9	7	8
Net loss (gain) on sale of real estate assets	4	8	10
Impairment write-downs on real estate property	—	2	11
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	3	3	2
Allocation of noncontrolling interests	(3)	—	—
FFO	**$229**	**$249**	**$(364)**
Adjustments:			
Net (gain) loss on sale of non-real estate assets	5	2	(1)
Finance lease ROU asset amortization - real estate related	75	70	72
Impairment of Intangible assets	—	7	63
Other nonoperating (income) expense, net	(2)	19	1
Acquisition, restructuring, and other	71	73	547
Technology transformation	—	—	22
(Gain) Loss from property destruction	—	—	(51)
(Gain) loss on foreign currency transactions, net	24	(4)	25
(Gain) loss on extinguishment of debt	(2)	—	17
Core FFO	**$400**	**$416**	**$331**
Adjustments:			
Non-real estate depreciation and amortization	288	334	411
Finance lease ROU asset amortization - non-real estate	14	23	29
Amortization of deferred financing costs	18	19	18
Amortization of debt discount / premium	(1)	2	1
Deferred income taxes expense (benefit)	(42)	(58)	(105)
Straight line net operating rent	—	6	(3)
Amortization of above / below market leases	1	—	(1)
Stock-based compensation expense	17	26	215
Recurring maintenance capital expenditures	(145)	(208)	(195)
Allocation related to unconsolidated JVs	1	3	5
Allocation of noncontrolling interests	1	(1)	(1)
Adjusted FFO	**$552**	**$562**	**$705**
Reconciliation of weighted average common shares outstanding:			
Weighted average common shares outstanding	152	162	191
Partnership common units and OP units held by Non-Company LPs	20	20	21
Equity compensation and other unvested units	—	—	2
Adjusted diluted weighted average common shares outstanding	**172**	**182**	**214**
Adjusted FFO per diluted common share	**$3.21**	**$3.09**	**$3.29**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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Non-GAAP Reconciliations

ADJUSTED FFO RECONCILIATION TO NET INCOME QTD

	Three Months Ended December 31,		
	2022	2023	2024
Net Income (loss)	$(18)	$(57)	$(80)
Adjustments:			
Real estate depreciation	$70	$87	$91
In-place lease intangible amortization	2	1	2
Net loss (gain) on sale of real estate assets	4	1	5
Impairment write-downs on real estate property	—	—	2
Real estate depreciation, (gain) loss on sale of real estate and real estate impairments on unconsolidated JVs	1	—	—
Allocation of noncontrolling interests	1	—	1
FFO	**$60**	**$32**	**$21**
Adjustments:			
Net (gain) loss on sale of non-real estate assets	$6	$5	$1
Finance lease ROU asset amortization - real estate related	19	17	19
Impairment of Intangible assets	—	7	63
Other nonoperating (income) expense, net	—	—	2
Acquisition, restructuring, and other	12	23	47
Technology transformation	—	—	7
(Gain) Loss from property destruction	—	—	(47)
(Gain) loss on foreign currency transactions, net	(18)	(13)	30
Allocation related to unconsolidated JVs	—	—	—
(Gain) loss on extinguishment of debt	—	—	4
Core FFO	**$79**	**$71**	**$147**
Adjustments:			
Non-real estate depreciation and amortization	$72	$91	$117
Finance lease ROU asset amortization - non-real estate	4	7	8
Amortization of deferred financing costs	5	5	2
Amortization of debt discount / premium	—	1	—
Deferred income taxes expense (benefit)	(10)	(10)	(34)
Straight line net operating rent	—	2	—
Amortization of above / below market leases	—	—	—
Stock-based compensation expense	4	7	44
Recurring maintenance capital expenditures	(54)	(89)	(72)
Allocation related to unconsolidated JVs	—	1	1
Allocation of noncontrolling interests	—	—	—
Adjusted FFO	**$100**	**$86**	**$213**
Reconciliation of weighted average common shares outstanding:			
Weighted average common shares outstanding	157	162	228
Partnership common units and OP units held by Non-Company LPs	20	20	22
Equity compensation and other unvested units	—	—	7
Adjusted diluted weighted average common shares outstanding	**177**	**182**	**257**
Adjusted FFO per diluted common share	**$0.56**	**$0.48**	**$0.83**

Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures.

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NET DEBT RECONCILIATION Non-GAAP Reconciliations 40Note: See "Non-GAAP Financial Measures" for additional information regarding these non-GAAP financial measures. As of December 31, (in millions) 2024 Total debt, net $4,962 Finance lease obligations 1,414 Failed sale-leaseback financing obligations 68 Kloosterboer preference shares 247 Total debt and debt-like obligations $6,691 Deferred financing costs 13 Above/below market debt, net 1 Gross debt $6,705 Less: Cash and cash equivalents 173 Net debt $6,532 Adjusted EBITDA (for the twelve months ended) $1,329 Net debt to Adjusted EBITDA 4.9x

We use the following non-GAAP financial measures as supplemental performance measures of our business: segment NOI, FFO, Core FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Adjusted EBITDA margin, and net debt. We also use same warehouse and non-same warehouse metrics. We calculate total segment NOI as our total revenues less our cost of operations (excluding any depreciation and amortization, general and administrative expense, stock-based compensation expense, restructuring and impairment expense, gain and loss on sale of assets, and acquisition, transaction, and other expense. We use segment NOI to evaluate our segments for purposes of making operating decisions and assessing performance in accordance with ASC 280, Segment Reporting. We believe segment NOI is helpful to investors as a supplemental performance measure to net income because it assists both investors and management in understanding the core operations of our business. There is no industry definition of segment NOI and, as a result, other REITs may calculate segment NOI or other similarly- captioned metrics in a manner different than we do. We calculate “same warehouse NOI” as revenues for the same warehouse population less its cost of operations (excluding any depreciation and amortization, general and administrative expenses, stock-based compensation expense, restructuring and impairment expense, gains and losses on sale of assets, and acquisition, transaction, and other expense). We evaluate the performance of the warehouses we own, lease, or manage using a “same warehouse” analysis, and we believe that same warehouse NOI is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period, thereby eliminating the effects of changes in the composition of our warehouse portfolio on performance measures. We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defined as earnings before interest income or expense, taxes, depreciation and amortization, net loss or gain on sale of real estate, net of withholding taxes, impairment write-downs on real estate property, and adjustments to reflect our share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles, and useful life of related assets among otherwise comparable companies We also calculate our Adjusted EBITDA as EBITDAre further adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), other nonoperating income or expense, acquisition, restructuring, and other expense, foreign currency exchange gain or loss, stock-based compensation expense, loss or gain on debt extinguishment and modification, impairment of investments in non-real estate, technology transformation, and reduction in EBITDAre from partially owned entities. We believe that the presentation of Adjusted EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Adjusted EBITDA are not measurements of financial performance under GAAP, and our EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Adjusted EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Our calculations of EBITDAre and Adjusted EBITDA have limitations as analytical tools, including the following: • these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures; • these measures do not reflect changes in, or cash requirements for, our working capital needs; • these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness; • these measures do not reflect our tax expense or the cash requirements to pay our taxes; and • although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements. We use EBITDA, EBITDAre and Adjusted EBITDA as measures of our operating performance and not as measures of liquidity. We also calculate Adjusted EBITDA margin, which represents Adjusted EBITDA as a percentage of Net revenues and which provides an additional way to compare the above-described measure of our operations across periods. (continued on following slide) Non-GAAP Financial Measures 41

(continued) We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the NAREIT. NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, in-place lease intangible amortization, real estate asset impairment, and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization, and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, gain or loss on the destruction of property (net of insurance proceeds), finance lease ROU asset amortization real estate, non-real estate impairments, acquisition, restructuring and other, other nonoperating income or expense, loss on debt extinguishment and modifications and the effects of gain or loss on foreign currency exchange. We also adjust for the impact attributable to non-real estate impairments on unconsolidated joint ventures and natural disaster. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential. However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of recurring maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited. We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs, amortization of debt discount/premium amortization of above or below market leases, straight-line net operating rent, provision or benefit from deferred income taxes, stock-based compensation expense from grants under our equity incentive plans, non-real estate depreciation and amortization, non-real estate finance lease ROU asset amortization, and recurring maintenance capital expenditures. We also adjust for Adjusted FFO attributable to our share of reconciling items of partially owned entities. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO, Adjusted FFO, and Adjusted FFO per diluted share should be evaluated along with GAAP net income and net income per diluted share (the most directly comparable GAAP measures) in evaluating our operating performance. FFO, Core FFO, and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our condensed consolidated financial statements included elsewhere in this Quarterly Report. FFO, Core FFO, and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. We are not able to provide forward-looking guidance for certain financial data that would make a reconciliation from the most comparable GAAP measure to non-GAAP financial measure for forward-looking Adjusted EBITDA and Adjusted FFO per share possible without unreasonable effort. This is due to unpredictable nature of relevant reconciling items from factors such as acquisitions, divestitures, impairments, natural disaster events, restructurings, debt issuances that have not yet occurred, or other events that are out of our control and cannot be forecasted. The impact of such adjustments could be significant. We calculate net debt as our gross debt (defined as total debt, net plus finance lease obligations, failed sale-leaseback financing obligations, deferred financing costs, above/below market debt, net and the Kloosterboer preference shares), less cash and cash equivalents. Adjusted net debt to Adjusted EBITDA is calculated using adjusted net debt as of period end divided by Adjusted EBITDA for the twelve months then ended. We use this ratio to evaluate our capital structure and financial leverage. This ratio is also commonly used in our industry, and we believe it provides investors, lenders and rating agencies a meaningful supplemental measure of our ability to repay and service our debt obligations. Other REITs may also calculate this ratio or other similarly-captioned metrics in a manner different than we do. Non-GAAP Financial Measures 42

C O N TA C T Thank you 43 Evan Barbosa VP, Investor Relations ir@onelineage.com